EXHIBIT 3.1
CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

 OF

BREKFORD INTERNATIONAL CORP.

BREKFORD INTERNATIONAL CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.           The name of the corporation (hereinafter called the “Corporation”) is Brekford International Corp.

2.           The Second Amended and Restated Certificate of Incorporation is hereby amended as follows:

(a)           Article I is hereby amended and restated in its entirety to read as follows:

“The name of the Corporation is Brekford Corp.”

3.           The amendment of the Second Amended and Restated Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Brekford International Corp. has caused this Certificate to be signed by its Chief Executive Officer and Chief Financial Officer this 30th day of June, 2010.

BREKFORD INTERNATIONAL CORP.

/s/ C.B. Brechin
Name: C.B. Brechin
Title: Chief Executive Officer and Chief Financial Officer